Exhibit 10.2

THIS CONVERTIBLE DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAS BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THIS DEBENTURE.

ZONED PROPERTIES, INC.

Date: January 09, 2017	$20,000.00
(the “Principal”)

CONVERTIBLE DEBENTURE

Zoned Properties, Inc., a Nevada corporation (the “Company”) for value received, hereby promises to pay to the order of Bryan McLaren, an Arizona resident, or registered assigns (the “Holder”) on the “Maturity Date” as hereinafter defined, at the principal offices of the Company, the principal sum set forth above (the “Principal”), and to pay interest on the outstanding principal sum at the rate of six percent (6.0%) per annum payable quarterly due by the 1st of each quarter following the execution of this agreement (this “Debenture”). The Maturity Date as defined herein shall be five (5) years from the date hereof (i.e. January 09, 2022). Interest shall commence accruing on the date hereof, be computed on the basis of a 365-day year and the actual number of days elapsed, and shall be payable with the Principal at the Maturity Date. All payments due hereunder, shall be made in lawful money of the United States of America. Provided that any payment otherwise due on a Saturday, Sunday or legal Bank holiday may be paid on the following business day. In the event that for any reason whatsoever any interest or other consideration payable with respect to this Debenture shall be deemed to be usurious by a court of competent jurisdiction under the laws of the State of Nevada or the laws of any other state governing the repayment hereof, then so much of such interest or other consideration as shall be deemed to be usurious shall be held by the holder as security for the repayment of the principal amount hereof and shall otherwise be waived.

1.           Right of Prepayment, Conversion Rights and Certain Adjustments.

(a)  Right of Prepayment. The Company may prepay this Debenture at any point after six (6) months, in whole or in part.

(b)  Conversion.

(i)       Voluntary Conversion. At any time the Holder is entitled to convert all or a portion of the Principal balance and all accrued and unpaid interest due hereunder into shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) at the Conversion Price. Should the Company default on payment hereof, the Holder, may at its option, extend all conversion rights, through and including the date the Company tenders or attempts to tender payment in full of all amounts due under this Debenture. Conversion rights shall terminate upon acceptance by Holder of payment in full of principal, accrued interest and any other amounts due under this Debenture.

(ii)      Calculation. The number of shares of the Company’s Common Stock to be issued upon conversion of this Debenture shall be determined by dividing (x) the amount of principal and accrued and unpaid interest to be converted by (y) the Conversion Price then in effect.

(iii)     Conversion Price; Number of Shares. The conversion price shall be $5.00 per share of the Company’s Common Stock (the “Conversion Price”).

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(c)  Certain Adjustments for Stock Dividends and Stock Splits. If the Corporation, at any time while this Convertible Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 1(c) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

2.             Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Debenture.

3.             Costs, Indemnities and Expenses. Upon the occurrence of an Event of Default (as defined below), the Company agrees to pay all reasonable fees and costs incurred by the Holder in collecting or securing or attempting to collect or secure this Debenture, including reasonable attorneys’ fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Debenture or any payment made in respect of this Debenture, and the Company agrees to indemnify and hold the Holder harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

4.             Representations; Warranties and Covenants. The Company represents, warrants and covenants to the Holder that:

a.	such party is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization;

b.	such party has authority to own its property and assets and to carry on its business as now conducted, except, in each case, where the failure to do so, or so possess, individually or in the aggregate would not reasonably be expected to result in a material adverse effect;

c.	such party has all requisite organizational power and authority to execute and deliver and perform all its obligations under this Debenture.

d.	such party is qualified to do business in, and is in good standing (where such concept exists) in, every jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing individually or in the aggregate would not reasonably be expected to result in a material adverse effect;

e.	the transactions contemplated hereby is within such party’s organizational powers and have been duly authorized by all necessary corporate or limited liability company action;

f.	this Debenture has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms;

g.	the transactions to be entered into and contemplated by this Debenture (a) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (b) will not (i) violate any applicable law or (ii) the organizational documents, bylaws, charter, operating agreement, certificate of formation or certificate of incorporation of such party, (c) will not violate or result in a default under any indenture or any other agreement, instrument or other evidence of indebtedness, and (d) will not result in the creation or imposition of any lien on any asset of such party.

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h.

Until payment and satisfaction in full of the Debenture, the Company hereby covenants and agrees that as an inducement to the Holder to lend to the Company the principal sum set forth in this Debenture, the Debenture will be secured by the assets of the Company.

5.            Event of Default. An “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following: (a) the Company shall fail to make any payment of the principal, interest, costs, indemnities, or expenses pursuant to this Debenture when and as the same shall become due and payable; (b) any default, whether in whole or in part, in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Company under this Debenture; (c) the Company shall make a general assignment for the benefit of its creditors; (d) the Company shall apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, conservator, liquidator or similar official for itself or any of its assets and properties; (e) the Company shall voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief as a debtor under the United States Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, the “Debtor Relief Laws”); (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, assignee, custodian, sequestrator, conservator, liquidator or similar official for itself or any of its assets and properties and, in any such case, such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving any of the foregoing shall be entered; (i) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) above. Upon the occurrence of an Event of Default, the Holder may declare that the entire principal balance and accrued and unpaid interest outstanding under this Debenture, and all other obligations of the Company under this Debenture, shall be immediately due and payable; provided, that upon the occurrence of an Event of Default pursuant to clauses (e) or (f) of this Section 6, the entire principal balance and accrued and unpaid interest outstanding under this Debenture, and all other obligations of the Company under this Debenture, shall be immediately due and payable without any action on the part of the Holder.

6.           Remedies Upon Event of Default. Any amount of principal or interest, which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date thereof until the same is paid (“Default Interest”). In case any one or more Events of Default shall have occurred and be continuing, the Holder may (i) declare the entire principal amount and all accrued and unpaid interest under this Debenture immediately due and payable, and (ii) exercise any and all rights, power and remedies available to it at law or in equity or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Debenture and proceed to enforce the payment thereof or any other legal or equitable right of the Holder.

7.           Maximum Interest Rate. In no event shall any agreed to or actual interest charged, reserved or taken by the Holder as consideration for this Debenture exceed the limits imposed by Nevada law. In the event that the interest provisions of this Debenture shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Holder in excess of those lawfully collectible as interest shall be applied against the principal of this Debenture immediately upon the Holder’s receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

8.           Cancellation of Debenture. Upon the repayment by the Company of all of its obligations hereunder to the Holder, including, without limitation, the principal amount of this Debenture, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Debenture, payments received by the Holder hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Debenture, and next in reduction of the outstanding principal balance of this Debenture.

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9.            Transfers of Debenture to Comply with the 1933 Act. The Holder agrees that this Debenture may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person whom the Debenture may legally be transferred without registration and without delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 1 with respect to any resale or other disposition of the Debenture; or (b) to any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

10.          Severability. If any provision of this Debenture is, for any reason, invalid or unenforceable, the remaining provisions of this Debenture will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Debenture that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

11.          Amendment and Waiver. This Debenture may be amended, or any provision of this Debenture may be waived only if such amendment or waiver is set forth in a writing executed by Holder. The waiver by Holder of a breach of any provision of this Debenture shall not operate or be construed as a waiver of any other breach.

12.         Successors. Except as otherwise provided herein, this Debenture shall bind and inure to the benefit of and be enforceable by the Holder and its permitted successors and assigns.

13.         Further Assurances. The Company will execute all documents and take such other actions as the Holder may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Debenture.

14.         Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Company:	Zoned Properties, Inc.
14300 N. Northsight Blvd #208
Scottsdale, AZ 8520

Attention: Bryan McLaren, President

If to the Holder:	Zoned Properties, Inc.
14300 N. Northsight Blvd #208
Scottsdale, AZ 8520

Attention: Bryan McLaren

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

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15.         Governing Law. All questions concerning the construction, validity and interpretation of this Debenture and any and all disputes or controversies arising out of the subject matter hereof (whether by contract, tort or otherwise) shall be governed by and construed in accordance with the domestic laws of the State of Arizona, without giving effect to any choice of law or conflict of law provision (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona.

16.         Jurisdiction. EACH PARTY HERETO AGREES THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY THE HOLDER PURSUANT TO THIS DEBENTURE SHALL PROPERLY (BUT NOT EXCLUSIVELY) LIE IN ANY FEDERAL OR STATE COURT LOCATED IN MARICOPA COUNTY BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY HERETO IRREVOCABLY AGREES THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVES ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. EACH PARTY HERETO FURTHER AGREES THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

17.         Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the Holder and its permitted successor and assigns, any rights or remedies under or by reason of this Debenture.

18.         Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS DEBENTURE. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS DEBENTURE BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

19.         Entire Agreement. This Debenture (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

IN WITNESS WHEREOF, this Debenture is executed by the undersigned as of the date hereof.

ZONED PROPERTIES, INC.

By:	/s/
Name:
Title:

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